                          REGISTRATION RIGHTS AGREEMENT


                            Dated as of April 2, 1998

                                   relating to

                     450,000 Common Stock Purchase Warrants

                                 by and between

                             Creditrust Corporation

                                       and

                        Ferris, Baker Watts, Incorporated

                          Boenning & Scattergood, Inc.,

                               as Placement Agent

                    and the Initial Holders of the Company's

                     Senior Subordinated Notes, 1998 Series

                  This Registration Rights Agreement (the "Agreement") is made and entered into as of April 2, 1998, by and between Creditrust Corporation, a Maryland corporation (the "Company"), Ferris, Baker, Watts Incorporated, and Boenning & Scattergood, Inc. (collectively, the "Placement Agent"), who will act as the Company's exclusive placement agent in connection with the private placement (the "Private Placement") by the Company pursuant to Regulation D under the Securities Act of 1933, as amended, of $5,000,000 in Units, each Unit consisting of $100,000 in principal amount of Senior Subordinated Notes, 1998 Series (the "Notes") and 9,000 common stock purchase warrants (the "Warrants"), and the initial Holders of the Units. In order to induce the Placement Agent and the Holders to enter into the Senior Secured Note Series 1998 and Common Stock Warrant Purchase Agreement (the "Purchase Agreement"), the Company has agreed to provide the registration rights set forth in this Agreement.

         The parties hereby agree as follows:


SECTION 1.  DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Act:  The Securities Act of 1933, as amended.

         Commission:  The Securities and Exchange Commission.

         Common Stock: The Common Stock, $0.01 par value per share, of the Company.

         Effectiveness Target Date:  As defined in Section 4.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Holder:  As defined in Section 2(b) hereof.

         NASD:  National Association of Securities Dealers, Inc.

         Offering Memorandum: The Offering Memorandum, dated March 30, 1998, and all amendments and supplements thereto, relating to the Units.

         Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         Preliminary Prospectus:  As defined in Section 3(e).

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

         Prospectus: The prospectus included in the Shelf Registration Statement, as amended or supplemented by any Prospectus Supplement with respect to the terms of the offering of any portion of the Transfer Restricted Securities (as defined herein) covered by the Shelf Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments, and all material which may be incorporated by reference into such prospectus.

         Prospectus Supplement:  As defined in Section 4(b).

         Registration Expenses:  As defined in Section 5(a).

         Shelf Registration Statement:  As defined in Section 3(a) hereof.

         Transfer Restricted Securities: Each share of Common Stock of the Company issuable upon exercise of a Warrant held by a Holder who has agreed (provided that the Company's controlling stockholder and chief executive officer has similarly agreed) with the underwriter for the Company's initial public offering to a lock-up following such initial public offering of up to 180 days, as determined by such underwriter in consultation with the Company, until each such share (i) has been effectively registered under the Securities Act and disposed of in accordance with the effective Shelf Registration Statement covering it, (ii) is distributed to the public pursuant to Rule 144 or (iii) may be sold or transferred pursuant to Rule 144(k) (or any similar provisions then in force) under the Securities Act or otherwise.

         Underwriter: Any underwriter, placement agent, selling broker, dealer manager, qualified independent underwriter or similar securities industry professional.

         Underwritten Registration or Underwritten Offering: An offering in which securities of the Company are sold to an Underwriter or with the assistance of such Underwriter for reoffering to the public on a firm commitment or best efforts basis.


SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT

         (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

         (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.


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

SECTION 3.  SHELF REGISTRATION

         (a) Filing of Registration Statement. The Company shall use its best efforts to file or cause to be filed with the Commission concurrently with or promptly after completion of an initial public offering of the Company's Common Stock, a shelf registration statement pursuant to Rule 415 (as may then be amended) under the Act (the "Shelf Registration Statement") on Form S-1 or Form S-3, if the use of such form is then available and as determined by the Company, to cover resale of Transfer Restricted Securities by the Holders thereof who shall have timely provided the information required pursuant to Section 3(e) hereof. The Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 120 days after the closing of such initial public offering. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities until the second anniversary of the initial public offering (or such later time as the Transfer Restricted Shares would become freely tradeable, assuming net exercise, under Rule 144(k) of the Act, or any successor provision thereto (as further described in Section 4 below)); provided that the Company shall not be obligated to keep the Shelf Registration Statement effective as to any period with respect to which the Company has received a written opinion, which has been furnished to and is reasonably acceptable to the Placement Agent, from the Company's counsel, Piper & Marbury L.L.P., or other counsel designated by the Company and reasonably acceptable to the Placement Agent ("Company Counsel"), to the effect that the Transfer Restricted Securities can be freely offered and sold in the public markets without the continued effectiveness of the Shelf Registration Statement. The Company further agrees to use its reasonable best efforts to prevent the happening of any event that would cause the Shelf Registration Statement to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to be not effective and usable for resale of the Transfer Restricted Securities during the period that such Shelf Registration Statement is required to be effective and usable.

         Upon the occurrence of any event that would cause the Shelf Registration Statement (i) to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) to be not effective and usable for resale of Transfer Restricted Securities during the period that such Shelf Registration Statement is required to be effective and usable, the Company upon knowledge of such an event, shall as promptly as practicable file an amendment to the Shelf Registration Statement, in the case of clause (i), correcting any such misstatement or omission, and in the case of either clause (i) or (ii), use its best efforts to cause such amendment to be declared effective and such Shelf Registration Statement to become usable as soon as practicable thereafter.

         Notwithstanding anything to the contrary in this Section 3, subject to compliance with Sections 4 and 5(b), if applicable, the Company may prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement at any time if (A), in the judgment of the


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Company's Board of Directors, acting with the advice of counsel experienced in securities laws matters, the Board of Directors determine that (i) the Company is in possession of material non-public information, (ii) such prohibition is necessary in order to avoid a requirement to disclose such material non-public information and (iii) disclosure of such material non-public information would be materially adverse to the best interests of the Company and its stockholders or (B) the Company has made a public announcement relating to an acquisition or business combination transaction including the Company and/or one or more of its subsidiaries (i) that is material to the Company and its subsidiaries taken as a whole and (ii) the Board of Directors of the Company determines in good faith that offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement prior to the consummation of such transaction (or such earlier date as the Board of Directors shall determine) would be materially adverse to the best interests of the Company and its stockholders or (C) (i) the Company has received any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Shelf Registration Statement or related Prospectus or for additional information, (ii) the Commission or any other federal or state governmental authority has issued any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) the Company has received any notification with respect to the suspension of the qualification or exemption from qualification of any of the Transfer Restricted Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose, (iv) advised by counsel to the Company experienced in securities laws matters, upon the existence of any fact or happening of any event which makes any statement of a material fact in such Registration Statement or related Prospectus untrue or which would require the making of any changes in the Registration Statement or Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) upon advice of counsel to the Company experienced in securities laws matters, the Company has determined that a post-effective amendment to a Registration Statement would be appropriate (the period during which any such prohibition of offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement is in effect pursuant to clause (A), (B) or (C) of this subparagraph (a) is referred to herein as a "Suspension Period"). A Suspension Period shall commence on and include the date on which the Company provides written notice to Holders of Transfer Restricted Securities covered by the Shelf Registration Statement that offers and sales of Transfer Restricted Securities cannot be made thereunder in accordance with this Section 3 and shall end three business days after the earlier to occur of (x) the date on which such material information is disclosed to the public or ceases to be material or the Company is able to so comply with its disclosure obligations and Commission requirements or (y) 25 days after written notice is provided by the Company to the Holders of such Suspension Period. Each notice shall state to the extent, if any, as is practicable, an estimate of the expected duration of the Suspension Period.

         (b) Underwritten Offering. If the Holders of a majority of the outstanding Transfer Restricted Securities so elect (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the aggregate amount of Warrants exercised for purposes of such calculation), an offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement may be effected in the form of an Underwritten Offering. Such election shall be evidenced by a written notice (the "Underwriting Notice") delivered to the Company. The Holders of the Transfer Restricted Securities to be registered shall pay all underwriting discounts and commissions of such Underwriters, and the Company shall be obligated to pay all expenses described in Section 5 below.

         (c) Selection of Underwriters. If any of the Transfer Restricted Securities covered by the Shelf Registration Statement are to be sold in an Underwritten Offering, the Underwriter(s) that will administer the offering will be selected by the Holders of a majority of the outstanding Transfer Restricted Securities (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the aggregate amount of Warrants exercised for purposes of such calculation); provided, however, that such Underwriter(s) shall be reasonably satisfactory to the Company.

         (d) Lock-up by Holder. Each Holder of Transfer Restricted Securities agrees, upon the request of the Underwriter(s) in any Underwritten Offering, not to effect any sale or distribution of securities of the Company of the same class as the securities included in such Shelf Registration Statement, for a period of up to 180 days beginning on the date any such Underwritten Offering made pursuant to such Shelf Registration Statement commences, to the extent timely notified in writing by such Underwriter(s).

         (e) Selling Holder Information. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless such Holder (a "Selling Holder" or collectively, the "Selling Holders") furnishes to the Company in writing, within 10 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus (a "Preliminary Prospectus") included therein. All information provided to the Company by any Holder shall be accurate and complete in all material respects. After the first such request for information by the Company, it shall be the sole responsibility of each Holder to notify the Company of any change of address or change of ownership of the Transfer Restricted Securities of such Holder.


SECTION 4.  REGISTRATION PROCEDURES

         (a) Filing of Registration Statement. Concurrently with or promptly (i.e., within 60 days) after completion of an initial public offering, the Company shall prepare and file with the Commission a Shelf Registration Statement relating to the registration on Form S-1 or Form S-3, if the use of such form is then available and as determined by the Company, for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required to be included or incorporated by reference therein. The Company shall take such action as may be reasonably necessary so that (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement or amendment thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) the Registration and any amendment thereto (in either case, other than with respect to written information furnished to the Company by or on behalf of any Holder specifically for inclusion therein) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading and (iii) the Prospectus and any supplement thereto (in either case, other than with respect to such information from Holders), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The Company agrees to make any filings required to be made with the NASD and use its reasonable best efforts to cause such Shelf Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Selling Holders to consummate the disposition of such Transfer Restricted Securities; provided, however, that before filing a Shelf Registration Statement or any Prospectus, or any amendments or supplements thereto, the Company will furnish to the Placement Agent, each Selling Holder who may have requested the same in writing and the Underwriter(s), if any, copies of all such documents proposed to be filed (except that the Company shall not be required to furnish any exhibits to such documents, including those incorporated by reference, unless so requested by the Placement Agent, Selling Holder or Underwriter in writing), and the Company will not file any Shelf Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which (i) the Placement Agent or the Underwriter(s), if any, shall reasonably object or (ii) if there are no Underwriters, the Placement Agent or the Holders of a majority of the outstanding Transfer Restricted Securities shall reasonably object (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the aggregate amount of Warrants exercised for purposes of such calculation), in each such case within ten business days after the receipt thereof. The Placement Agent, Holder or Underwriter, if any, shall be deemed to have reasonably objected to such filing if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading which misstatement or omission is specifically identified to the Company in writing within such ten business days.

         (b) Amendments and Supplements. The Company agrees to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period set forth in Section 3(a) hereof; cause the Prospectus to be supplemented by any required supplement thereto (a "Prospectus Supplement"), and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement, Prospectus or Prospectus Supplement.

         (c) Filings of Amendments or Supplements in Connection with Underwritten Offerings. The Company agrees, if requested in writing by the Selling Holders of Transfer Restricted Securities, or if the Transfer Restricted Securities are being sold in an Underwritten Offering, the Underwriter(s) of such Underwritten Offering, promptly incorporate in the Prospectus, any Prospectus Supplement or post-effective amendment to the Shelf Registration Statement such information as the Underwriters and/or the Selling Holders of Transfer Restricted Securities agree should be included therein relating to the plan of distribution of the Transfer Restricted Securities, including, without limitation, information with respect to the amount of Warrants and/or the number of shares of Common Stock being sold to such Underwriter(s), the purchase price being paid therefor and any other terms with respect to the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus, Prospectus Supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus, Prospectus Supplement or post-effective amendment.

         (d) Communication with Securities Exchange Commission; Notice of Requirement to Amend or Supplement. The Company agrees to advise the Placement Agent, the Underwriter(s), if any, and Selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (i) when the Prospectus or any Prospectus Supplement or post-effective amendment to the Shelf Registration Statement has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (iv) if at any time the representations and warranties of the Company contemplated by paragraph (m)(i) below cease to be true and correct, and (v) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (e) Copies of Documents Incorporated by Reference in Registration Statement. The Company agrees promptly following the filing of any document that is to be incorporated by reference into the Shelf Registration Statement or the Prospectus subsequent to the initial filing of the Shelf Registration Statement, provide copies of such document (excluding exhibits, unless specifically requested by the Placement Agent or a Selling Holder in writing) to the Placement Agent and each Selling Holder who may have requested the same in writing.

         (f) Copies of Registration Statement and Amendments. The Company agrees to furnish to the Placement Agent, each Selling Holder and each of the Underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (excluding exhibits to documents incorporated by reference therein unless requested by such Placement Agent, Selling Holder or Underwriter).

         (g) Copies of Preliminary Prospectus and Prospectus. The Company agrees to deliver to the Placement Agent, each Selling Holder and each of the Underwriter(s), if any, without charge, as many copies of any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto as such Persons may reasonably request; the Company consents to the use of any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto by each of the Selling Holders and each of the Underwriter(s), if any, in connection with the public offering and the sale of the Transfer Restricted Securities covered by any Preliminary Prospectus and the Prospectus or any amendments or supplements thereto; provided that such use of the Preliminary Prospectus or Prospectus, and such offering and sale, conform to the Plan of Distribution set forth in the Prospectus and comply with all applicable laws.

         (h) Blue Sky. The Company agrees, prior to any public offering of Transfer Restricted Securities, to cooperate with the Selling Holders, the Underwriter(s), if any, and their respective counsel in general by effecting the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the Selling Holders or Underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (i) to register or qualify as a foreign corporation where it is not now so qualified or (ii) to take any action that would subject it to the service of process in suits, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject.

         (i) Certificates. The Company agrees to cooperate with the Selling Holders and the Underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Selling Holders or the Underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities.

         (j) Other Government Agencies. The Company agrees to use its best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the Underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause
(h) above.

         (k) Post-Effective Amendments or Supplements to Update. The Company agrees to, if any fact or event contemplated by clause (d)(ii) through (v) above shall exist or have occurred, prepare a post-effective amendment or supplement to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

         (l) Undertakings in Connection with Underwritten Offerings. The Company agrees to, in connection with an Underwritten Registration, enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith as may reasonably be required in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to the Registration Agreement (including without limitation, providing in a supplement or post-effective amendment, such information relating to the plan of distribution as is necessary, information concerning the purchase price being paid and such other information with respect to the offering as may be reasonably requested), and (i) make such representations and warranties to the Selling Holders and the Underwriter(s), in form, substance and scope as they may reasonably request and as are customarily made by issuers to Underwriters in Underwritten Offerings and covering matters, including, but not limited to, those set forth in the Purchase Agreement; (ii) obtain opinions of counsel for the Company and updates thereof in customary form and covering matters reasonably requested by the Underwriter(s) of the type customarily covered in legal opinions to Underwriters in connection with Underwritten Offerings addressed to each Selling Holder and the Underwriter requesting the same and covering the matters as may be reasonably requested by such Selling Holders and Underwriters; (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Selling Holders of Transfer

Restricted Securities and the Underwriters requesting the same, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to Underwriters in connection with Underwritten Offerings; (iv) set forth in full or incorporate by reference in the underwriting agreement the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and (v) deliver such documents and certificates as may be reasonably requested by the Selling Holders of the Transfer Restricted Securities being sold or the Underwriter(s) of such Underwritten Offering to evidence compliance with clause
(i) above and with any customary conditions contained in the underwriting agreement entered into by the Company pursuant to this clause (m). The above shall be done at or prior to each closing under such underwriting agreement, as and to the extent required thereunder.

         (m) Due Diligence. The Company agrees to make available at reasonable times and in a reasonable manner to a representative of the Holders of the Transfer Restricted Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement and any attorney or accountant retained by such Selling Holders or any of the Underwriters, representatives of the Company for discussion of customary due diligence matters, and furnish such documents and financial and other information as may be reasonably requested by such persons in connection with such due diligence; provided, however, that such representatives, attorneys or accountants shall agree to keep confidential (which agreement shall be confirmed in writing in advance to the Company if the Company shall so request) all information, records or documents made available to such persons which are not otherwise available to the general public unless disclosure of such records, information or documents is required by court or administrative order (of which the Company shall have been given prior notice and an opportunity to defend) after the exhaustion of all appeals therefrom, and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose.

         (n) Compliance with Rules and Regulations. The Company agrees to otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, in a regular filing on Form 10-Q or Form 10-K, a consolidated earnings statement, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act, for the twelve-month period
(i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to Underwriters in a firm commitment or best efforts Underwritten Offering or (ii) if not sold to Underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

         (o) Listing, Etc. The Company agrees to cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed if requested by the Holders of a majority of the outstanding Transfer Restricted Securities (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the aggregate amount of

Warrants exercised for purposes of such calculation) or the Underwriters, if any; cause the securities covered by the Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate amount of such securities then outstanding or the Underwriters.

         (p) NASD. The Company agrees to cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Underwriter (including any "qualified independent Underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

         (q) Agreements of Holders. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading or necessary to cause such Shelf Registration Statement not to omit a material fact with respect to such Holder necessary in order to make the statements therein not misleading.

         Each Holder agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 4(d)(v) hereof (an "Amendment Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities until such Holder's receipt of (i) copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until counsel for the Company shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing from the Company that the use of the Prospectus may be resumed, and (iii) copies of any additional or supplemental filings with respect to the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice. In the event Company shall give any such notice, the time period regarding the effectiveness of the Shelf Registration Statement set forth in Section 3(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 4(d)(v) hereof to and including the date when each Selling Holder covered by such Shelf Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof or shall have received the Advice and any additional or supplemental filings with respect to the Prospectus.


SECTION 5.  REGISTRATION EXPENSES

         (a) Expenses of Company. All expenses incident to the Company's performance of or compliance with this Agreement (the "Registration Expenses") will be borne by the Company, regardless of whether a Shelf Registration Statement becomes effective, including without limitation:

                  (i) all registration and filing fees and expenses (including filings made with the NASD);

                  (ii) fees and expenses of compliance with federal securities or state blue sky laws;

                  (iii) expenses of printing (including, without limitation, expenses of printing or engraving certificates for the Transfer Restricted Securities in a form eligible for deposit with Depository Trust Company and of printing the Prospectus and any Preliminary Prospectus), messenger and delivery services and telephone;

                  (iv) fees and disbursements of counsel for the Company and for the Holders of the Transfer Restricted Securities (subject to the provisions of Section 5(b) hereof);

                  (v) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incidental to the preparation and filing of a Shelf Registration Statement and Prospectus and the disposition of Transfer Restricted Securities); and

                  (vi) fees and expenses of listing the Transfer Restricted Securities on any securities exchange or quotation system in accordance with
Section 4(o) hereof.

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company. The Company shall not be responsible for commissions, fees and discounts of brokers, dealers and agents. The Holders of Transfer Restricted Securities shall bear the expense of any broker's commission or Underwriter's discount or commission.

         (b) Counsel to Holders. In connection with the Shelf Registration Statement, the Company will reimburse the Holders of Transfer Restricted Securities being registered pursuant to such Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority of the outstanding Transfer Restricted Securities (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the aggregate amount of Warrants exercisable for purposes of such calculation) which fees and disbursements shall not exceed $10,000 in the aggregate.

         Notwithstanding the provisions of this Section 5(b), each Holder of Transfer Restricted Securities shall pay all Registration Expenses to the extent required by applicable law, and if the Shelf Registration Statement is to be effected in the form of an Underwritten Offering, the discounts and commissions of the Underwriters.

SECTION 6.  INDEMNIFICATION

         (a) Company Indemnification. The Company agrees to indemnify and hold harmless (i) the Placement Agent, (ii) each Holder, (iii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Placement Agent or any Holder (any of the persons referred to in this clause (iii) being hereinafter referred to as a "controlling person") and (iv) the respective officers, directors, partners, employees, representatives and agents of the Placement Agent or any Holder or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as a "Non-Company Indemnitee"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, reasonable expenses and judgments arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, Prospectus or Preliminary Prospectus (or any amendments or supplements thereto), including any document incorporated by reference therein, or arising out of or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except, with respect to any Non-Company Indemnitee, insofar as such losses, claims, damages, liabilities, expenses or judgments (1) are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Non-Company Indemnitee expressly for use therein (which shall include written information provided by such Non-Company Indemnitee pursuant to Section 3(e) herein expressly for use therein), or (2) with respect to any Preliminary Prospectus, result from the fact that such Non-Company Indemnitee sold Transfer Restricted Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to such Non-Company Indemnitee in accordance with this Agreement and the final Prospectus, as amended or supplemented, would have corrected such untrue statement or omission. The indemnification in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

         The Company also agrees to indemnify or contribute to losses of, as provided in Section 6(d), any underwriters of Transfer Restricted Securities registered under the Shelf Registration Statement, their officers and directors and each Person, if any, who controls any such underwriter (within the meaning of the Act) on substantially the same basis as that of the indemnification of the Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in
Section 4(l) hereof.

         (b) Indemnification Procedures. In case any action shall be brought against any Non-Company Indemnitee, based upon the Shelf Registration Statement, Prospectus, or Preliminary Prospectus (or any amendments or supplements thereto), and with respect to which indemnity may be sought against the Company, such Non-Company Indemnitee shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; provided, however, that the omission so to notify the Company shall not relieve the Company from any liability that it may have to any Non-Company Indemnitee (except to the extent that the Company is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). Such Non-Company Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of counsel shall be paid by such Non-Company Indemnitee, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Non-Company Indemnitee and the Company and it would be inappropriate for the same counsel to represent such Non-Company Indemnitee and the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Non-Company Indemnitee, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Non-Company Indemnitees, which firm shall be designated in writing by the Non-Company Indemnitees and shall be subject to the Company's approval, not to be unreasonably withheld, and whose fees and expenses reasonably incurred shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, which consent shall not be unreasonably withheld or delayed, and if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Non-Company Indemnitee from and against any amounts payable pursuant to such written consent in connection with such settlement. The Company shall not, without the prior written consent of such Non-Company Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Non-Company Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Non-Company Indemnitee, unless such settlement includes an unconditional release of such Non-Company Indemnitee from all liability on claims that are the subject matter of such proceeding.

         (c) Indemnification by Holder. Each Holder of Transfer Restricted Securities agrees to indemnify and hold harmless (i) the Company, (ii) the Placement Agent, (iii) each other Holder, (iv) any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, the Placement Agent and each other Holder and (v) the respective officers, directors, partners, employees, representatives and agents of each of the parties referred to in clauses (i), (ii), (iii) and (iv), to the same extent as the foregoing indemnity from the Company to each of the Non-Company Indemnitees, but only with respect to claims and actions based on information relating to such Holder that was furnished in writing by such Holder expressly for use in the Shelf Registration Statement or Prospectus (or any amendment or supplement thereto) (including without limitation the information provided in writing by a Holder pursuant to Section 3(e) expressly for use therein). In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation.

         (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, on the one hand, or the indemnified party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of each indemnifying party set forth herein shall be in addition to any liability or obligation such indemnifying party may otherwise have to any Indemnified Party, including under this Agreement.

         The Company, the Placement Agent and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The losses, claims, damages, liabilities or judgments of an indemnified party referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim prior to the indemnifying party's assumption of the defense thereof or subsequent thereto to the extent permitted by the second sentence of
Section 6(b) hereof. Notwithstanding the provisions of this Section 6, none of the Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount of net process received by such Holder with respect to the sale of Transfer Restricted Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of Units held by each of the Holders hereunder and not joint.

SECTION 7.  RULE 144

         Rule 144. The Company shall use commercially reasonable efforts to file the reports required to be filed by it under the Act and the Exchange Act in a timely manner and covenants that it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time, to enable such Holder to sell securities without registration under the Act within the limitation of the exemptions provided by Rule 144.


SECTION 8.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements and (c) furnishes the Company in writing information in accordance with Section 3(e) and agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act to the extent contemplated by Section 6(c).


SECTION 9. SELECTION OF UNDERWRITERS

         The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering in accordance with Section 3(b) herein. In any such Underwritten Offering, the Underwriter(s) that will administer the offering will be selected by the Holders of the Transfer Restricted Securities included in such offering in the manner specified in Section 3(b); provided, however, that such Underwriters must be reasonably satisfactory to the Company.


SECTION 10.    MISCELLANEOUS

         (a) Remedies. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders of Transfer Restricted Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any other agreements in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding Transfer Restricted Securities (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the aggregate amount of Warrants exercised for purposes of such calculation). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to such Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Securities shall be valid only with the written consent of Holders of at least 66-2/3% of the Transfer Restricted Securities being sold, in each case calculated in accordance with the provisions of Section 3(b).

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder of Transfer Restricted Securities, at the address for such Holder set forth in the records of the Company or the Company's transfer agent; and

                  (ii) if to the Company or the Placement Agent, initially at its address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder of Transfer Restricted Securities unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder; and provided further that nothing herein shall be deemed to permit any assignment, transfer or any disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

         (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j) Entire Agreement. This Agreement together with all documents and agreements referred to herein is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                         CREDITRUST CORPORATION


                                         By:  /s/ Joseph K. Rensin
                                              ---------------------------------
                                         Name: Joseph K. Rensin
                                         Title: President

                                         BOENNING & SCATTERGOOD, INC.


                                         By:  /s/ Gregory Berlacher
                                              ---------------------------------
                                         Name: Gregory Berlacher
                                         Title:

                                         FERRIS, BAKER WATTS,
                                         INCORPORATED


                                         By:  /s/ Steven Shea
                                              ---------------------------------
                                         Name: Steven Shea
                                         Title:

                                         INVESTOR:

                                         Name:
                                              ---------------------------------
                                         By:
                                              ---------------------------------
                                         Title:
                                              ---------------------------------